UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Consent Revocation Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

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TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

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On November 17, 2020, TESSCO Technologies Incorporated issued the press release set forth below and also posted to its website the following infographic on the Board of Directors’ board refreshment process.

TESSCO’s Ongoing Robust Board Refreshment Process Has Led to the Identification and Vetting of Four New, High Quality Independent Directors

Board Reiterates its Commitment to Exiting Difficult Retail Business Even as Mr. Barnhill Wavers

Urges Shareholders to Sign and Return TESSCO’s GREEN Consent Revocation Card

HUNT VALLEY, Md. — November 17, 2020 — TESSCO Technologies Incorporated (NASDAQ: TESS), a leading value-added distributor and solutions provider for the wireless industry, today distinguished its approach to Board refreshment and its business configuration from that of Robert B. Barnhill, Jr., who is seeking to replace a majority of the directors on the TESSCO Board.

TESSCO released an infographic related to its ongoing Board refreshment process, which is available here: https://s23.q4cdn.com/281838888/files/doc_presentations/2020/11/TESS-Governance-Infographic.pdf. Additional important information related to the Company’s opposition to Mr. Barnhill’s efforts can be found on the Company’s website at ir.tessco.com.

The Board noted that it began this phase of its refreshment process at a February 2020 Board meeting at which goals for the refreshment process were discussed. As shown in the infographic, the Board systematically engaged with outside experts and more than sixty individual candidates over a nine-month period to recruit three exceptional directors who have been added to the Board in 2020. Two directors have left the Board in 2020, and the third, the Chairman of the Audit Committee, will leave the Board no later than year-end, after transitioning his responsibilities to new members of the Audit Committee.

“Our Board recruitment process has been ongoing for many months and reflects a thorough and deliberate effort to ensure we attract talented directors who can assist our new management team and oversee the strategy of the Company,” said Paul Gaffney, Chairman of the Nominating and Governance Committee. “The talent we have attracted thus far is the result of this process and the terrific job Spencer Stuart did in identifying well-qualified candidates.”

The Board noted that nothing is known about how Mr. Barnhill recruited his candidates for the Board. Despite many requests, Mr. Barnhill and those candidates refused to participate in the Board’s process or disclose anything about their backgrounds or views beyond that which is minimally required by the proxy disclosure rules. Further, at least one of Mr. Barnhill’s nominees has a prior relationship with Mr. Barnhill, having previously been unsuccessfully proposed by Mr. Barnhill to become TESSCO’s CEO, and shared TESSCO material non-public information on at least one subsequent occasion.

The Board also noted that it followed a thorough process for evaluating alternatives for its retail business, beginning in 2019. Despite the interruptions caused by the COVID-19 crisis, the Company was able, over an approximately six-month period, to negotiate an exit transaction with a third-party that the Board—including Mr. Barnhill—unanimously approved. Mr. Barnhill is now suggesting that he and his hand-picked directors would consider forcing TESSCO to breach that agreement. The current Board, other than Mr. Barnhill, continues to believe TESSCO should exit its retail business and fully intends to perform under the agreement TESSCO signed. The Board is unaware of Mr. Barnhill’s rationale for changing his position on this transaction after having voted in favor of it.

“Mr. Barnhill is attempting to scare investors into believing they will be on the hook for penalties associated with the agreement simply if he and his directors are elected, which is not the case,” said John D. Beletic, Chairman of the Board. “I truly hope that Mr. Barnhill recommits to the exit from this legacy business, which has cost the Company dearly. Although we fought the buyer when it wanted to include a clause meant to prevent Mr. Barnhill from reneging on TESSCO’s contractual obligations, we really never thought this would be an issue. After months of discussions among the Board, it was clear to us all that exiting the retail business was the right decision. I am surprised that Mr. Barnhill is now, belatedly, rethinking that and implying that his candidates would consider derailing the deal.”

The TESSCO Board has moved methodically to refresh the Board and reconfigure the business. Mr. Barnhill is seeking to upend those decisions.

We encourage all shareholders to vote for good governance processes and stability by signing, dating and returning the enclosed GREEN Consent Revocation Card TODAY. If you receive a White Consent Card from Robert B. Barnhill, Jr., please disregard it.

If you have any questions or need assistance executing your revocation,

please contact TESSCO’s proxy solicitor,

Innisfree M&A Incorporated

Shareholders may call toll-free: (877) 800-5195

Banks and Brokers may call collect: (212) 750-5833

Sidley Austin LLP and Ballard Spahr LLP are serving as legal counsel to the Special Committee of TESSCO’s Board of Directors.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial and retail customers in the wireless infrastructure and mobile device accessories markets. The company was founded more than 30 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. TESSCO supplies more than 46,000 products from 350 of the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. TESSCO is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained herein, including statements regarding our future results of operations and financial position, strategy and plans and future prospects, and our expectations for future operations, are forward-looking statements. These forward-looking statements are based on current expectations and analysis, and actual results may differ materially from those projected. These forward-looking statements may generally be identified by the use of the words “may,” “will,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” “believes,” “estimates,” and similar expressions, but the absence of these words or phrases does not necessarily mean that a statement is not forward-looking. These forward-looking statements are only predictions and involve a number of risks, uncertainties and assumptions, many of which are outside of our control. Our actual results may differ materially and adversely from those described in or contemplated by any such forward-looking statement for a variety of reasons, including those risks identified in our most recent Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission (the “SEC”), under the heading “Risk Factors” and otherwise. Consequently, the reader is cautioned to consider all forward-looking statements in light of the risks to which they are subject. For additional information with respect to risks and other factors which could occur, see Tessco’s Annual Report on Form 10-K for the year ended March 29, 2020, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC’s website at www.sec.gov and other securities regulators.

We are not able to identify or control all circumstances that could occur in the future that may materially and adversely affect our business and operating results. Without limiting the risks that we describe in our periodic reports and elsewhere, among the risks that could lead to a materially adverse impact on our business or operating results are the following: the impact and results of the consent solicitation and other activism activities by Robert B. Barnhill, Jr. and certain other participants in his consent solicitation and/or other activist investors, termination or non-renewal of limited duration agreements or arrangements with our vendors and affinity partners that are typically terminable by either party upon several months or otherwise relatively short notice; loss of significant customers or relationships, including affinity relationships; loss of customers either directly or indirectly as a result of consolidation among large wireless services carriers and others within the wireless communications industry; the strength of our customers’, vendors’ and affinity partners’ business; negative or adverse economic conditions, including those adversely affecting consumer confidence or consumer or business spending or otherwise adversely impacting our vendors or customers, including their access to capital or liquidity, or our customers’ demand for, or ability to fund or pay for, the purchase of our products and services; our dependence on a relatively small number of suppliers and vendors, which could hamper our ability to maintain appropriate inventory levels and meet customer demand; changes in customer and product mix that affect gross margin; effect of “conflict minerals” regulations on the supply and cost of certain of our products; failure of our information technology system or distribution system; system security or data protection breaches; technology changes in the wireless communications industry or technological failures, which could lead to significant inventory obsolescence and/or our inability to offer key products that our customers demand; third-party freight carrier interruption; increased competition from competitors, including manufacturers or national and regional distributors of the products we sell and the absence of significant barriers to entry which could result in pricing and other pressures on profitability and market share; our relative bargaining power and inability to negotiate favorable terms with our vendors and customers; our inability to access capital and obtain financing as and when needed; transitional and other risks associated with acquisitions of companies that we may undertake in an effort to expand our business; claims against us for breach of the intellectual property rights of third parties; product liability claims; our inability to protect certain intellectual property, including systems and technologies on which we rely; our inability to hire or retain for any reason our key professionals, management and staff; health epidemics or pandemics or other outbreaks or events, or national or world events or disasters beyond our control; and the possibility that, for unforeseen or other reasons, we may be delayed in entering into or performing, or may fail to enter into or perform, anticipated contracts or may otherwise be delayed in realizing or fail to realize anticipated revenues or anticipated savings.

The above list should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors described in our most recent Annual Report on Form 10-K and other periodic reports filed with the SEC, under the heading “Risk Factors” and otherwise. Other risks may be described from time to time in our filings made under the securities laws. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations.

Important Additional Information and Where to Find It

In connection with the consent solicitation initiated by Robert B. Barnhill, Jr. and certain other participants, TESSCO Technologies Incorporated (the “Company”) has filed a consent revocation statement and accompanying GREEN consent revocation card and other relevant documents with the Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO CAREFULLY READ THE COMPANY’S CONSENT REVOCATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), ACCOMPANYING GREEN CONSENT REVOCATION CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the consent revocation statement, any amendments or supplements to the consent revocation statement and other documents that the Company files with the SEC at the SEC’s website at www.sec.gov or the Company’s website at https://ir.tessco.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Cindy King, TESSCO

+1 410 229 1161 or kingc@tessco.com

Media

Jeff Kauth / Aiden Woglom

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449

Investors

Larry Miller / Gabrielle Wolf

Innisfree M&A Incorporated

Phone: (212) 750-5833